Exhibit 99.2

Unaudited Pro Forma Condensed Financial Statements of the Company, after giving effect to the acquisition of MeNetwork for the fiscal year ended December 31, 2012.

Spindle, Inc.
Pro-Forma Consolidated Statement of Operations
(unaudited)

	Spindle, Inc.	MeNetwork, Inc.
	(Nevada Corp)	(Delaware Corp)
	For the year ended	For the year ended	Pro-Forma	Pro-Forma
	December 31, 2012	December 31, 2012	Adjustments	Consolidated

Revenue	$83,412	$76,690	$-	$160,102
Cost of sales	19,701	40,111		59,812

Gross profit	63,711	36,579	-	100,290

Operating expenses:
Depreciation and amortization	51,567	60,603	-	112,170
Promotional and marketing	84,641	41,928	-	126,569
Consulting	492,410	54,537	-	546,947
Software and internet costs	38,686	-	-	38,686
Salaries, wages and benefits	964,742	229,456	-	1,194,198
Professional fees	588,910	65,314	-	654,224
Travel	73,674	71,046	-	144,720
Rent Expense	32,942	1,200	-	34,142
General and administrative expenses	45,041	20,958	-	65,999
Total expenses	2,372,613	545,042	-	2,917,655

Net operating (loss)	(2,308,902)	(508,463)	-	(2,817,365)

Other expense:
Interest income	7,481	-	-	7,481
Financing costs	-	(19,140)	-	(19,140)
Interest expense	(18,940)	(496)	-	(19,436)
Total other expense	(11,459)	(19,636)	-	(31,095)

Net (loss) before provision for income tax	(2,320,361)	(528,099)	-	(2,848,460)

Provision for income taxes	-	-	-	-

Net (loss)	$(2,320,361)	$(528,099)	$-	$(2,848,460)

Spindle, Inc.
Pro-Forma Consolidated Statement of Operations
(unaudited)

	Spindle, Inc.	MeNetwork, Inc.
	(Nevada Corp)	(Delaware Corp)
	The Six Months Ended		Pro-Forma	Pro-Forma
	June 30, 2013		Adjustments	Consolidated

Revenue	$705,446	$-	$-	$705,446
Cost of sales	232,535	-		232,535

Gross profit	472,911	-	-	472,911

Operating expenses:
Depreciation and amortization	46,922	-	-	46,922
Promotional and marketing	28,550	-	-	28,550
Consulting fees	358,161	-	-	358,161
Salaries, wages and benefits	814,751	-	-	814,751
Professional fees	413,467	-	-	413,467
General and administrative expenses	338,889	-	-	338,889
Total expenses	2,000,740	-	-	2,000,740

Net operating (loss)	(1,527,829)	-	-	(1,527,829)

Other expense:
Interest income	1,934	-	-	1,934
Financing costs	(3,004)	-	-	(3,004)
Interest expense	(8,059)	-	-	(8,059)
Total other expense	(9,129)	-	-	(9,129)

Net (loss) before provision for income tax	(1,536,958)	-	-	(1,536,958)

Provision for income taxes	-	-	-	-

Net (loss)	$(1,536,958)	$-	$-	$(1,536,958)

SPINDLE, INC. (NEVADA CORPORATION) AND MENETWORK, INC. (DELWARE CORPORATION)

NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On March 20, 2013, Spindle, Inc., a Nevada Corporation, (“SPDL”) acquired substantially all of the business assets of MeNetwork, Inc., a Delaware Corporation, (“MeNet”) in exchange for a total of 3,500,000 restricted shares of SPDL’s common stock.  The Company issued 2,750,000 shares upon closing of acquisition and the remaining 750,000 shares will be issued upon the earlier of a change in control or 180 days after closing.

Upon the closing of the share exchange with SPDL and MeNet, there will be no change in control and no change in the business of SPDL.  The acquisition will be treated as purchase and recorded at fair value.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of SPDL as of December 31, 2012 and the year then ended and the audited records of MeNet as of December 31, 2012 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet is based upon the historical financial statements of SPDL and MeNet.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the acquisition had occurred at the beginning of the period.

The unaudited pro-forma condensed consolidated statement of operations is based upon the historical financial statements of SPDL and MeNet, after giving effect to the acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

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